Exhibit 99.1
SOLARWINDS APPOINTS SUDHAKAR RAMAKRISHNA AS NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

Company Also Announces Investment from Canada Pension Plan Investment Board

AUSTIN, Texas, Dec 9, 2020 – SolarWinds Corporation (NYSE:SWI), a leading provider of powerful and affordable IT management software, and its Board of Directors have named Sudhakar Ramakrishna as the company’s new President and Chief Executive Officer and a member of the Board of Directors, each to become effective on January 4, 2021.

“Following an extensive and thorough search, we are delighted to welcome Sudhakar Ramakrishna as SolarWinds’ new CEO as we embark on an exciting new chapter in the company’s history,” said Bill Bock, Chairman of the Board of SolarWinds. “Sudhakar is a proven leader and has significant experience leading and scaling world-class, global technology organizations. His deep expertise in strategic planning and execution, organizational development and product strategy will be especially beneficial and, when teamed with the seasoned SolarWinds leadership team, will provide strong and experienced executive leadership for the future of SolarWinds”.

Bock continued, “We would also like to thank Kevin Thompson for his many years of service to SolarWinds. Under his guidance, SolarWinds has grown into a leader in IT infrastructure management with a portfolio of products designed to meet the real world needs of IT professionals who manage today’s complex IT environments. He has been instrumental in helping build a company with a differentiated financial profile, strong discipline and a close connection with the IT Pro, DevOps and MSP communities. SolarWinds is well positioned, thanks to his long-time leadership and dedication.”

“SolarWinds is at the forefront of enabling customers to manage complex IT environments with simple and integrated solutions. I am honored to have the opportunity to work with the excellent team at SolarWinds to accelerate our focus on customer success, as we deliver solutions to serve the emerging needs of IT, Application and Security professionals even as they adapt to an increasingly hybrid world,” said Sudhakar Ramakrishna.

Sudhakar Ramakrishna is an experienced, global technology leader with nearly 25 years of experience across cloud, mobility, networking, security and collaboration markets. He most recently served as the CEO of Pulse Secure®, a privately-held provider of secure and zero trust access solutions for Hybrid IT environments, where he was responsible for all aspects of business strategy and execution. Prior to Pulse Secure, Mr. Ramakrishna served as the Senior Vice President and General Manager for the Enterprise and Service Provider Division at Citrix®, where he had responsibility for Citrix’s portfolio of virtualization, cloud networking, mobile platforms and cloud services solutions. Mr. Ramakrishna also has held senior leadership roles at Polycom, Motorola, Stoke, 3Com and U.S. Robotics. Mr. Ramakrishna earned a master’s degree in computer science from Kansas State University and a master's of management degree from Northwestern University’s Kellogg School of Management.

As the company continues to pursue its strategic objectives, SolarWinds is pleased to announce the diversification of its shareholders base with an approximately $315 million secondary investment from Canada Pension Plan Investment Board (CPP Investments), a professional investment organization. Following closing, CPP Investments’ ownership in SolarWinds will be approximately 5% and the position was acquired through the acquisition of a portion of the existing stake owned by Silver Lake, Thoma Bravo and their respective co-investors.

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About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding Mr. Ramakrishna’s abilities and the future of SolarWinds and its IT operations management business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (b) any of the following factors either generally or as a result of the impacts of the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (i) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (ii) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (iii) any decline in our renewal or net retention rates, (iv) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (v) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (vi) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, (vii) risks associated with our international operations; (c) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (d) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (e) our status as a controlled company; (f) risks related to the potential spin-off of our MSP business into a newly created and separately traded public company, including that the process of exploring the spin-off and potentially completing the spin-off could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to either business, and that the spin-off may not be completed in accordance with our expected plans or anticipated timelines, or at all; and (g) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2019 filed on February 24, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 8, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed on August 10, 2020. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

© 2020 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com